UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934*
Date of Report (Date of earliest event reported): May 1, 2007
MEDIANEWS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	033-75156	76-0425553
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation)	Number)	Identification No.)

101 W. Colfax Avenue,		80202
Suite 1100		(Zip Code)
Denver, Colorado
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (303) 954-6360
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
*The registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement.
     On August 2, 2006, MediaNews Group, Inc. (“the Company”) and Hearst Corporation (“Hearst”) entered into a Stock Purchase Agreement (the “MediaNews/Hearst Agreement”) pursuant to which (i) Hearst agreed to make an equity investment of $299,350,000 (subject to adjustment under certain circumstances) in the Company (such investment will not include any governance or economic rights or interest in the Company’s publications in the San Francisco Bay area) and (ii) the Company has agreed to purchase from Hearst The Monterey County Herald, the Saint Paul Pioneer Press and (pursuant to a letter agreement dated December 15, 2006, supplementing the MediaNews/Hearst Agreement) The Daily Breeze (Torrance) with a portion of the Hearst equity investment in the Company. The equity investment is expected to afford Hearst an equity interest of approximately 30% (subject to adjustment in certain circumstances) in the Company’s publications outside the San Francisco Bay area. Hearst will also be afforded certain approval rights with respect to the operation of the Company’s publications outside the San Francisco Bay area (the “Non-Bay Area Business”). The equity investment by Hearst in the Company is subject to anti-trust clearance. Prior to the equity contribution by Hearst, the Company has agreed to manage The Monterey County Herald, the Saint Paul Pioneer Press and The Daily Breeze during the period of their ownership by Hearst, with the Company retaining all the net cash flows of these newspapers as a management fee. The Company has also agreed to purchase The Monterey County Herald, the Saint Paul Pioneer Press and The Daily Breeze from Hearst if for any reason Hearst’s equity investment in the Company is not consummated. The foregoing description of the MediaNews/Hearst Agreement is qualified in its entirety by reference to the full text of such agreement which is attached as Exhibit 99.1 to the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on August 8, 2006, and incorporated by reference herein.
     On May 1, 2007, the Company and Hearst entered into an amendment of the MediaNews/Hearst Agreement (the “Amendment”). The Amendment provides for certain changes to the Exhibits to the Hearst/MediaNews Agreement, including Exhibit C, which contains the form of the Shareholders’ Agreement to be entered into between the Company, Hearst and certain other shareholders of the Company concurrently with the closing under the Hearst/MediaNews Agreement (the “Shareholders’ Agreement”). The changes to the Shareholders’ Agreement relate primarily to the governance rights afforded Hearst in respect to the Company’s Non-Bay Area Business. The Amendment also eliminates the ability of Hearst to convert its equity interest in the Non-Bay Area Business into Class A Common Stock of the Company. The foregoing description of the Shareholders’ Agreement is qualified in its entirety by reference to the full text of such agreement which is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Exhibit C to the Stock Purchase Agreement dated as of August 2, 2006, between MediaNews Group, Inc. and Hearst Corporation

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIANEWS GROUP, INC.
Dated: May 3, 2007	By:	/s/ Ronald A. Mayo
Ronald A. Mayo
Vice President, Chief Financial Officer and Duly Authorized Officer of Registrant

EXHIBIT INDEX

Exhibit No.	Description

99.1	Exhibit C to the Stock Purchase Agreement dated as of August 2, 2006, between MediaNews Group, Inc. and Hearst Corporation